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                                                                     EXHIBIT 4.4

                      STOCK REGISTRATION RIGHTS AGREEMENT


         THIS STOCK REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of ____________, 199_, by and among WILLOUGHBY INTERNATIONAL, INC., a Texas corporation formerly known as ICO, Inc. (the "Company"), and each of the parties who have accepted and agreed to the terms hereof by signing an execution page of this Agreement (individually, the "Investor"; and collectively, the "Investors").

                                R E C I T A L S:

         A. This Agreement is made pursuant to a Merger Agreement dated as of December __, 1995 (the "Merger Agreement"), by and among the Company (then known as ICO, Inc.), W Acquisition Corporation, a New Jersey corporation ("Acquisition"), and Wedco Technology, Inc., a New Jersey corporation ("Wedco"), pursuant to which each of the Investors received the number of shares of Common Stock of the Company set forth opposite their names on
Schedule 1 attached hereto.

         B. Such shares were registered under the Securities Act of 1933, as amended ("Securities Act") for issuance to the Investors but the further sale or transfer of such shares may be limited under the provisions of Rule 145 under the Securities Act or any similar rule then in effect ("Rule 145").

         C. In order to induce the Investors to vote to approve the merger between Acquisition and Wedco, the Company has agreed to provide to the Investors the registration rights set forth in this Agreement to enable the Investors to dispose such shares freely. The execution and delivery of this Agreement is a condition to the Closing under the Merger Agreement.

         IN WITNESS WHEREOF, in consideration of the premises and the mutual covenants and agreements contained hereinafter, the parties hereby agree as follows:

         1.      SECURITIES SUBJECT TO THIS AGREEMENT

                 (a)      DEFINITIONS.

                          (i)        The term "Registrable Securities" means
(x) the shares of Common Stock, no par value per share ("Common Stock") of the Company issuable to the Investors pursuant to the Merger Agreement; and (y) any other securities of the Company issued in exchange for, or in a distribution with respect to, the shares of Common Stock referred to in (x) above.

                          (ii)       The term "person" means a corporation, an
association, a limited liability company, a partnership, a trust, an organization, a business, a government or political agency or other entity or an individual.
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                          (iii)      Capitalized terms not defined in this
Agreement shall have the respective meanings therefor set forth in the Merger Agreement.

                 (b) REGISTRABLE SECURITIES. For the purposes of this Agreement, securities subject to this Agreement will cease to be Registrable Securities when: (i) they have been effectively registered under the Securities Act and disposed of pursuant to such effective registration statement; (ii) they are sold pursuant to Rule 144 under the Securities Act or any similar rule then in effect ("Rule 144"); or (iii) they have been otherwise transferred and new certificates or other evidences of ownership for them (not bearing a legend to the effect that such securities are subject to Rule 145 and in some circumstances may not be sold or transferred in the absence of registration or an exemption therefrom under the Securities Act, and not subject to any stop transfer order or other restriction on transfer) have been delivered by the Company.

         2.      DEMAND REGISTRATION

                 (a)      Subject to the conditions set forth below in this
Section 2 and also to the conditions set forth in Section 3 hereof, at any time on and after ________________, 1996 but on or before _________________, 2001 the Company will at any time, upon the written request of any Investor, prepare and file and use its best efforts to cause to become effective a registration statement on Securities and Exchange Commission Forms S-1 or S-3 or any similar form then in effect ("Registration Statement") complying with the Securities Act covering such number of Registrable Securities as shall be specified in the Investor's written request (a "Demand Registration"). Each Demand Registration request shall, subject to Section 3(b) hereof, specify whether the registration shall be on Form S-1 or Form S-3, the total aggregate number of the Registrable Securities proposed to be sold and the proposed method of distribution; provided, however, that subject to Section 3(b) hereof, the Company is required to effect not more than two (2) Demand Registrations on Form S-1 during the term of this Agreement.

                 (b) Within three (3) business days of receipt of a Demand Registration request under Section 2(a) from any Investor, the Company shall notify all other Investors at their respective addresses as shown on the books of the Company of a proposed registration under the Securities Act and applicable state securities laws and such Investors shall have the opportunity for a period of ten (10) business days after receipt of such notice to notify the Company in writing of their intention to have included in such registration such number of Registrable Securities as shall be specified in their response. Within three (3) business days after the expiration of such ten (10) business day period, the Company will notify all the Investors to be included in such registration of the other holders and the number of Registrable Securities to be included therein.

                 (c) At the election of the Investor requesting the Demand Registration, the offering or distribution of Registrable Securities so registered shall be pursuant to a firm commitment underwriting. The managing underwriter shall be an investment banking firm selected by the holders of a majority in aggregate principal amount of the Registrable Securities to be registered by the selling Investors, but subject to the Company's approval, which approval shall not be unreasonably withheld. The Company will enter into an underwriting agreement






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containing representations, warranties and agreements customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that the selling Investors shall be entitled to negotiate the underwriting discounts and commission and other fees of such underwriter.

                 (d) No securities to be sold by the Company or any security holder of the Company other than the selling Investors shall be included in any Registration Statement filed pursuant to this Section 2, unless; (i) the selling Investors shall have consented to the inclusion of such other securities; (ii) if the offering is pursuant to a firm commitment underwriting, the managing or principal underwriter shall have consented to the inclusion of such other securities; and (iii) all the Registrable Securities requested to be included by the selling Investors shall be so included.

                 (e) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to this Section 2 if, at the time it receives a request for Demand Registration, counsel for the Company is reasonably of the opinion that any material pending transaction of the Company or any of its subsidiaries render the effecting of such Registration Statement inappropriate at the time; provided, that the duration of such delay shall not exceed ninety (90) days from the date the Company became aware of such material business information; and provided further, that the Company shall promptly make such filing of the Registration Statement as soon as the conditions which permit it to delay such filing no longer exist.

                 (f) The Company shall be entitled to postpone a filing of any registration statement otherwise required to be prepared and filed pursuant to this Section 2 if at the time it received a request for Demand Registration either: (i) the Company shall then have begun the preparation of, have filed or have in effect a registration statement with respect to shares of Common Stock; or (ii) the Company's investment advisor advises it in writing that the offering would have an adverse effect upon the Company or upon the trading market for its Common Stock; provided, that the Company shall promptly make such filing not later than (x) ninety (90) days after the Company's registration statement has been declared effective; or (y) as soon as its investment advisor advises that the offering would no longer have an adverse effect upon the Company or the trading market for its securities; provided, however, that the duration of such a delay described in (x) and (y) above shall not in any event exceed ninety (90) days from the date of the request for Demand Registration.

                 (g) If the holders of a majority in aggregate principal amount of the Registrable Securities to be registered by the Investors in a Demand Registration, or, in the case of an underwritten offering, the managing underwriter of such offering, advise the Company in writing that in its or their opinion the number of Registrable Securities requested to be included in such offering is reasonably likely to materially and adversely affect the success or offering price of such offering, the Company will include in such registration only an amount of Registrable Securities equal to the total amount which in the opinion of such holders or such managing underwriter, as the case may be, can be sold without any such material adverse effect, pro rata among the holders of Registrable Securities on the basis of the amount of Registrable Securities requested to be included in such registration by the respective selling Investors.





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         3.      CONDITIONS TO REGISTRATION.  The Company shall not be
obligated to register Registrable Securities under this Agreement if any one or more of the following conditions exist:

                 (a) With respect to Demand Registration only, the Company shall have already effected a Demand Registration for the Investors during the calendar year in which the written request for Demand Registration is received (unless the Demand Registration has been postponed pursuant to Sections 2(e) and 2(f), in which case the Demand Registrations shall be at least six (6) months apart).

                 (b) With respect to Demand Registration only, the Company is not eligible to use Form S-3 in such Demand Registration; provided, however, that in the event the Company is not eligible to use Form S-3 at any time during the term of this Agreement, the Investors shall have the right to demand, and the Company shall have the obligation to effect, up to three (3) Demand Registrations on Form S-1 during the term of this Agreement, notwithstanding anything contained in Section 2(a) hereof to the contrary.

                 (c) As to any Investor desiring to request (as opposed to participate in) a Demand Registration on Form S-3, if that Investor's holdings of Registrable Securities requested to be registered are less than at least twice the number of Registrable Securities that he, she or it could sell in any three (3) month period pursuant to Rule 144.

                 (d) As to any Investor desiring to request (as opposed to participate in) a Demand Registration on Form S-1, if that Investor's holdings of Registrable Securities requested to be registered are less than 25% of his, her or its Registrable Securities (as measured on the date of this Agreement on Schedule 1).

                 (e) Counsel for the Company expresses its written opinion to the Company and such Investors that the Registrable Securities requested to be registered by the Investors are freely transferrable without the necessity of registration under the Securities Act or state securities laws.

         4.      PIGGYBACK REGISTRATION

                 (a) RIGHT TO PIGGYBACK. If at any time the Company proposes to file a registration statement under the Securities Act (except with respect to registration statements on Forms S-4 or S-8, or any other form not available for registering the Registrable Securities for sale to the public generally), with respect to an offering for its own account or for the account of another person (other than the holders of Registrable Securities in their capacity as such) of shares of Common Stock (a "Proposed Registration"), then the Company shall in each case give written notice of such proposed filing to the Investors at least forty five (45) days before the anticipated filing date, and shall, subject to Section 4(b), include in such registration statement such amount of Registrable Securities as each such Investor may request within twenty (20) days of the receipt of such notice. The Company shall register such Registrable Securities on the same terms and subject to the same conditions applicable to the registration in the Proposed Registration of securities to be sold by the Company or the persons selling under such Proposed Registration.





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                 (b)      PRIORITY ON PIGGYBACK REGISTRATIONS.  If the managing
underwriter or underwriters of such offering delivers a written opinion to the Investors that the total dollar amount which they and any other persons intend to include in such offering is reasonably likely to materially and adversely affect the success or offering price of such offering, then the amount of securities to be offered for the accounts of holders of Registrable Securities shall be reduced and the securities to be included in such Proposed
Registration shall be prioritized as follows: first, the securities which the Company or any other person having priority registration rights (vis-a-vis the Investors) proposes to sell; second, the Registrable Securities of the Investors who have made requests to be included in such registration, pro rata in accordance with the aggregate principal amount of such Investors'
Registrable Securities requested be included; and third other securities requested to be included in such registration, pro rata in accordance with the aggregate principal amount of such securities among the holders of securities requested to be included in such registration.

         5.      COVENANTS OF THE INVESTORS.

                 Any request for registration made by the Investors pursuant to this Agreement shall express the Investors' present intention to offer such Registrable Securities for distribution and contain an undertaking to provide all such information and materials and take all such actions and execute all such documents as may be required in order to permit the Company to comply with all applicable requirements of the Securities and Exchange Commission ("Commission") and to obtain acceleration of the effective date of the Registration Statement.

         6.      COVENANTS OF THE COMPANY.

                 So long as the Company is under an obligation pursuant to the provisions of this Agreement, the Company shall, upon a request to register any Registrable Securities under this Agreement, use its best efforts to effect the registration and to further the sale of such Registrable Securities in accordance with the intended method of disposition as quickly as practicable, and in connection with any such request the Company shall, as expeditiously as possible:

                 (a) in connection with a request pursuant to Section 2 hereof, prepare and file with the Commission, within sixty (60) days after receipt of a Demand Registration request, a Registration Statement on either Form S-1 or Form S-3, as requested, and in connection with any Registration Statement filed for Registrable Securities hereunder, use its best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or prospectus or any amendments or supplements thereto the Company shall (i) furnish to the selling Investors and the underwriters, if any, copies of all such documents proposed to be filed at least two (2) business days prior thereto, which documents will be subject to the review and reasonable approval of such selling Investors and their professional advisors and the Company shall not file any Registration Statement or amendment thereto or any prospectus or any supplement thereto to which holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object; and (ii) promptly notify each selling Investor of any stop order issued or





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threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                 (b) prepare and file with the Commission such amendments and supplements to such Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for such period as shall be necessary to complete the marketing of the Registrable Securities included therein, but in no event more than one hundred twenty (120) days after the date the shares may first be sold;

                 (c) furnish to the selling Investors and the managing underwriter or underwriters, if any, without charge such number of copies of a prospectus, including, without limitation, a preliminary prospectus, in conformity with the requirements of the Securities Act, and any amendment or supplement thereto and such other documents as the selling Investors or the managing underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

                 (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                 (e) cooperate with the selling Investors and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such selling Investors may request;

                 (f) Use its best efforts to register or qualify, not later than the effective date of any Registration Statement filed pursuant to this Agreement, the Registrable Securities covered by such Registration Statement under the securities or Blue Sky laws of such jurisdictions within the United States as the selling Investors or managing underwriter or underwriters may reasonably request and do any and all other acts or things which may be necessary or advisable to enable the selling Investors to consummate the public sale or other disposition in such jurisdiction of such Registrable Securities;

                 (g) Promptly notify the selling Investors, at any time when a prospectus relating to the Registrable Securities being distributed is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as than in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the selling Investors, promptly prepare, file with the Commission and furnish to the selling Investors a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;





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                 (h)      make available for inspection, during normal business
hours, by any selling Investor, the managing underwriter or underwriters, if any, and any attorney, accountant, or other agent retained by any such selling Investor or managing underwriter or underwriters (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                 (i) use its best efforts to furnish, at the request of the selling Investors or any managing underwriter or underwriters of any distribution of the Registrable Securities, (i) an opinion of legal counsel to the Company, covering such matters as are typically covered by opinions of issuer's counsel in underwritten offerings under the Securities Act; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, if any, and to such selling Investors, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or selling Investors may reasonably request;

                 (j) Use its best efforts to cause all of the Registrable Securities as to which the selling Investors shall have requested registration to be listed on any recognized securities exchange, including, without limitation, the National Association of Securities Dealers Automated Quotation System, on which the Common Stock is then listed and to maintain the currency and effectiveness of any such listings; and

                 (k) Enter into an agreement with the underwriters for such offering in which the Company shall provide indemnities similar to those described in Section 8 hereof to the underwriters and in which the Company shall make the usual representations and warranties made by issuers of equity securities to underwriters in secondary distributions.

         7.      COSTS AND EXPENSES.

                 The Company will pay all expenses of any registrations made pursuant to this Agreement (other than underwriting discounts and commissions which shall be the responsibility of the selling Investors), including but not limited to all registration and filing fees, transfer taxes, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, costs of insurance, fees of transfer agents and registrars, internal expenses of the Company, the fees and expenses incurred in connection with the listing of the securities to be registered in accordance with Section 6(j), fees of the National Association of Securities Dealers, Inc., securities acts





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liability insurance (if the Company elects to obtain such insurance), the fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit, or "cold comfort" and "bringdown" letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and fees and expenses of other persons retained by the Company, the reasonable and customary fees and expenses of any underwriter (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities by the selling Investors), the reasonable fees and disbursements of counsel retained by the underwriter, the reasonable fees and disbursements of counsel retained by the selling Investors, and any reasonable out-of-pocket expenses of the selling Investors (or the agents who manage their accounts) excluding any travel costs and counsel fees except as set forth above (all such expenses being herein called "Registration Expenses").

         8.      INDEMNIFICATION

                 (a) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and to save and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors and partners and partners of partners, and each person who controls such holder (within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable costs of investigation) arising out of or based on any untrue or alleged untrue statement of material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of reliance upon any untrue statement or omission furnished in writing to the Company by such holder expressly for use therein; provided that the Company shall not be required to indemnify any holder of Registrable Securities for damages caused by such holder's continuing to use a prospectus with respect to which such holder has received a notice pursuant to Section 6(a) hereof and has not received a notice of the amendment or supplementation of such prospectus, as contemplated in
Section 6(a).

                 (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits with respect to such holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, each of the Company and, if it is an underwritten offering, the underwriters, the Company's directors and officers, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, and expenses arising out of or based on any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement, or omission is made in reliance upon and in conformity with information with respect to such holder furnished in writing to the Company by such holder





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specifically for use in such registration statement or prospectus or amendment or supplement thereto; provided, however, that the liability of any such holder under this Section a shall be limited to the proportion of any such losses, claims, damages, liabilities and expenses which is equal to the proportion that the public offering price of securities sold by such holder under such registration statement bears to the total public offering price of all securities sold thereunder, and shall in no event exceed the net proceeds of the sale of Registrable Securities being sold pursuant to said registration statement or prospectus by such holder; and provided further that no such holder shall be required to indemnify the Company for damages caused by any person, including the Company, continuing to use a prospectus (prior to its amendment or supplementation) more than three business days after the Company has received a notice by such holder of any such untrue statement or omission contained in such prospectus.

                 (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any action or proceeding (including any governmental investigation) is brought or asserted against any selling holder of Registrable Securities (or its officers, directors or agents) or any person controlling any such holder, in respect of which indemnity now be sought from the Company, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfac- tory to such holder, and shall pay all expenses in connection therewith. Such holder or any controlling person of such holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such holder or such controlling person, unless (i) the Company has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such holder or such controlling person and the Company, and such holder or such controlling person shall have been advised by counsel that there be one or more legal defenses available to such holder or such controlling person which are different from or additional to those available to the Company (in which case, if such holder or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such holder or such controlling person, being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses or more than one separate firm of attorneys (together with appropriate local counsel) at any time for the holders and such controlling persons, which firm shall be designated in Writing by a majority of such holders). The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent (but such consent shall not be unreasonably withheld), but if any action or proceeding is settled with the Company's consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such holder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action, claim or litigation.

                 (d) CONTRIBUTION. If the indemnification provided for in this Section a is unavailable to the Company, the selling holder of Registrable Securities or the underwriters in





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an underwriting offering and such underwriters' officers, directors and controlling persons (the "Securities Professionals") in respect of any losses, claims, damages, liabilities, expenses or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) as between the Company and such holders on the one hand and the Securities Professionals on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders on the one hand and the Securities Professionals on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and such holders on the one hand and of the Securities Professionals on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgment as well as any other relevant equitable considerations; and (ii) as between the Company on the one hand and each such holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such holders on the one hand and the Securities Professionals on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the Securities Professionals, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company on the one hand and of each such holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and such holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if such holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Securities Professional shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9.      MISCELLANEOUS





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                 (a)      RULE 144.  The Company covenants that it will duly
file in a timely manner any and all reports required to be filed by it under the Securities Act and the Exchange Act from time to time and that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such retirements.

                 (b) FORM S-3. The Company covenants that it will take all such actions, including but not limited to the timely filing of all reports required to be filed by it under the Securities Act or Exchange Act, to ensure the Company's eligibility to use Commission Form S-3 for the registration of securities under the Securities Act.

                 (c) OTHER REGISTRATION RIGHTS. The Company shall not grant any person (including the holders of Registrable Securities) any registration rights with respect to Common Stock of the Company other than piggyback registration rights ("new rights") that would be inconsistent with the terms of this Agreement and which would not provide that the holders of Registrable Securities have a "piggyback" right upon the exercise of such new rights and shall be included in such registration statement before the inclusion of any securities pursuant to the exercise of the new rights.

                 (d) REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Investor as follows: (i) the execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or by-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, and (ii) the Company is currently eligible to use Form S-3 for the registration of securities under the Securities Act. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                 (e) REMEDIES. Each holder of Registrable Securities, in addition to being entitled to specific performance of its rights under thin Agreement, shall be entitled to all other remedies available at law or in equity. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (f) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, restated, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the

Company has obtained the written consent of the holders of a majority of the Registrable Securities then entitled to the benefits of this Agreement.

                 (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, that only in the event that an Investor transfers any Registrable Securities by gift, bequest, transfer by intestacy or operation of law to any person other than the Company shall such successor holder succeed to all of the rights and obligations of such Investor hereunder.

                 (h) NOTICES. Any notice, request, instruction, or other document to be given hereunder by any party to another shall be in writing, shall be delivered personally or by overnight courier service or sent by certified mail, postage prepaid and return receipt requested, or by facsimile transmission (receipt confirmed) to the Company at 100 Glenborough Drive, Suite 250, Houston, Texas 77067 (fax no. 713/872-4771) and to each Investor at the address set forth opposite his name on Schedule 1.1 (or to such other address as any subsequent holder of Registrable Securities or any other party to whom notice is to be given may provide in a written notice to the other parties) with a copy to _____________ at _________________ and (except when delivered personally or by facsimile) shall be deemed received three days after such notice is sent.

                 (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (j) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or any application of any provision contained herein, shall be held invalid, illegal, or unenforceable, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (l) ENTIRE AGREEMENT; SUPERSESSION OF PRIOR AGREEMENTS. This Agreement, together with the Merger Agreement and the other agreements contemplated thereby, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Merger Agreement and the other agreements contemplated therein, supersede all prior agreements and understandings among the parties with respect to such subject matter.

                 (m) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and expenses in addition to any other available remedy.

                 (n) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, applicable to contracts made and to be performed wholly within that State without regard to principles of conflicts of law.

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                                       13

         IN WITNESS WHEREOF, the parties have executed this Stock Registration Rights Agreement as of the date first written above.


                                         THE COMPANY

Attest:


______________________       By: _______________________________________________
                                         Name:
                                         Title:



Witness:                                 INVESTORS


______________________       By: _______________________________________________
                                         Name:


Witness:


______________________       By: _______________________________________________
                                         Name:


Witness:


______________________       By: _______________________________________________
                                         Name:


Witness:


______________________       By: _______________________________________________
                                         Name:





Witness:


______________________       By: _______________________________________________
                                         Name:



Witness:


______________________       By: _______________________________________________
                                         Name:


Witness:


______________________       By: _______________________________________________
                                         Name:


Witness:


______________________       By: _______________________________________________
                                         Name:


Witness:


______________________       By: _______________________________________________
                                         Name:







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